Exhibit 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Amendment No. 3 to Form F-1 of our report dated April 30, 2021 relating to the consolidated financial statements of Integrated Media Technology Limited appearing in the entity's Annual Report on Form 20-F for the year ended December 31, 2020.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Ramirez Jimenez International CPAs

Ramirez Jimenez International CPAs

Irvine, California

December 21, 2021